UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 25, 2006
NORTEL NETWORKS CORPORATION

(Exact name of registrant as specified in its charter)

CANADA	001-07260	NOT APPLICABLE

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

8200 DIXIE ROAD, SUITE 100, BRAMPTON, ONTARIO, CANADA	L6T 5P6

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code 905-863-0000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
On April 25, 2006, the compensation and human resources committee, a joint committee of the boards of directors of the Registrant and its principal operating subsidiary, Nortel Networks Limited (NNL), recommended and the boards of directors of the Registrant and NNL exercised their discretion and approved the payment of a bonus under the Nortel Networks Limited SUCCESS Incentive Plan as though performance had been achieved at one-third of the target level of performance.
On April 25, 2006, the compensation and human resources committee of the Registrant and NNL approved the establishment of a Long Range Incentive Program (LRIP) under the Nortel 2005 Stock Incentive Plan (SIP), including establishment of performance criteria and other terms and conditions.
The LRIP authorizes the award of Performance Stock Units (PSUs) under the SIP to designated employees. Vesting and settlement of the PSUs will depend upon the level of achievement of certain performance criteria based on the relative total shareholder return on the Registrant’s common shares compared to the total shareholder return on the common shares of a comparator group of companies included in the Dow Jones Sector Titans-Technology Index. The LRIP performance period will be the three-year period commencing on January 1, 2006 and ending on December 31, 2008 (LRIP Period). The holder of a vested PSU will be entitled to receive one common share of the Registrant in settlement of his or her vested PSUs within 30 days following the end of the LRIP Period, subject generally to the award holder’s continued employment with the company.
The compensation and human resources committee will grant awards of PSUs under the LRIP by later resolution. The terms and conditions of the PSUs will include clawback provisions which, in certain circumstances, will permit the Registrant to require a grantee to repay to the company an amount in respect of settled PSUs where it has been determined that such grantee has acted contrary to the best interests of the Registrant.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
On April 25, 2006, Mr. Ronald Osborne communicated to the Registrant and NNL that he will not be standing for re-election to the boards of directors of the Registrant and NNL at the next annual shareholders meeting.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTEL NETWORKS CORPORATION
By:	/s/ DENNIS J. CAREY
Dennis J. Carey
Executive Vice-President, Corporate Operations

By:	/s/ Gordon A. Davies
Gordon A. Davies
General Counsel - Corporate and Corporate Secretary

Dated: May 1, 2006

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